                                                                    Exhibit 99.1

                         FORM 4 JOINT FILER INFORMATION

Name:                       Belvedere Capital Partners LLC

Address:                    One Maritime Plaza, Suite 825, San Francisco, CA
                            94111

Designated Filer:           California Community Financial Institutions Fund
                            Limited Partnership

Date of Event
Requiring Statement:        06/28/2006

Issuer Name and Ticker
or Trading Symbol:          Placer Sierra Bancshares [PLSB]

Signature                   Belvedere Capital Partners LLC
                            By: J. Thomas Byrom, Manager

                            By: /s/ J. Thomas Byrom
                                ------------------------
                                Authorized Signatory

Name:                       J. Thomas Byrom

Address:                    One Maritime Plaza, Suite 825, San Francisco,
                            CA 94111

Designated Filer:           California Community Financial Institutions Fund
                            Limited Partnership

Date of Event
Requiring Statement:        06/28/2006

Issuer Name and
Ticker or Trading Symbol:   Placer Sierra Bancshares [PLSB]

Signature                   J. Thomas Byrom

                            By: /s/ J. Thomas Byrom
                                ------------------------
                                Authorized Signatory